                                                                     EXHIBIT 11

                     SARA LEE CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF NET INCOME PER COMMON SHARE

                      (in millions except per share data)


                                                            FOR THE PERIOD ENDED DECEMBER 30, 1995
                                                     ---------------------------------------------------
                                                            PRIMARY                     FULLY DILUTED
                                                     ----------------------      -----------------------
                                                     Thirteen    Twenty-Six      Thirteen    Twenty-Six
                                                       Weeks        Weeks          Weeks        Weeks
                                                     ---------   ----------      --------    ----------
EARNINGS:

Net income                                          $    283    $     469       $    283    $     469

Less:  Dividends on Preferred Stocks,                     (7)         (14)            (3)          (7)
           net of tax benefits

       Adjustment attributable to conversion of
       ESOP Convertible Preferred Stock                   --           --             (2)          (3)
                                                    --------    ---------       --------    ---------
Net Income Available for Common Stockholders        $    276    $     455       $    278    $     459
                                                    ========    =========       ========    =========




SHARES:

Average Shares Outstanding                               481          481            481          481

Add:  Common Stock Equivalents -

          Stock options                                    2            2              3            3

          ESOP Convertible Preferred Stock                --           --             18           18

          Restricted stock and other                       2            1              2            1
                                                    --------    ---------       --------    ---------

Adjusted Weighted Average Shares Outstanding             485          484            504          503
                                                    ========    =========       ========    =========



NET INCOME PER COMMON SHARE:                        $   0.57    $    0.94       $   0.55    $    0.91
                                                    ========    =========       ========    =========

                                                                    EXHIBIT 11
                                                                    (continued)

                     SARA LEE CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF NET INCOME PER COMMON SHARE

                      (in millions except per share data)




                                                           FOR THE PERIOD ENDED DECEMBER 31, 1994
                                                     --------------------------------------------------
                                                            PRIMARY                  FULLY DILUTED
                                                     ----------------------      ----------------------
                                                     Thirteen    Twenty-Six      Thirteen    Twenty-Six
                                                       Weeks        Weeks          Weeks        Weeks
                                                     --------    ----------      --------    ----------
EARNINGS:

Net income                                          $    252    $     417       $    252    $     417

Less:  Dividends on Preferred Stocks,                     (7)         (13)            (3)          (6)
       net of tax benefits

       Adjustment attributable to conversion of
       ESOP Convertible Preferred Stock                   --           --             (2)          (4)
                                                    --------    ---------       --------    ---------
Net Income Available for Common Stockholders        $    245    $     404       $    247    $     407
                                                    ========    =========       ========    =========




SHARES:

Average Shares Outstanding                               477          478            477          478

Add:  Common Stock Equivalents -

      Stock options                                        1            1              1            1

      ESOP Convertible Preferred Stock                    --           --             19           19

      Restricted stock and other                           1            1              1           --

                                                    --------    ---------       --------    ---------
Adjusted Weighted Average Shares Outstanding             479          480            498          498

                                                    ========    =========       ========    =========


NET INCOME PER COMMON SHARE:                        $   0.51    $    0.84       $   0.50    $    0.82
                                                    ========    =========       ========    =========





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